UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 12, 2017

EXOlifestyle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51935	90-1119774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Gordon’s Corner Road, Suite 1A Manalapan, NJ 07726

(Address of principal executive offices)

Registrant’s telephone number, including area code	732-845-0906

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

On September 13, 2017, the Board of Directors of EXOlifestyle, Inc. (the “Company”), appointed Turner, Stone & Company, L.L.P. as its independent registered public accounting firm and terminated its relationship with KLJ & Associates, LLP.

During KLJ & Associates, LLP’s engagement there were no: (i) disagreements with KLJ & Associates, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and (iii) reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Registrant has provided KLJ & Associates, LLP with a copy of this Form 8-K, and has requested that KLJ & Associates, LLP furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree.

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 11, 2017, EXOlifestyle, Inc. (the “Company”) amended fiscal year end has been changed to December 31.. The Board’s decision to change the fiscal year end was related to the Company’s recent purchase of all of the issued and outstanding stock of Sun Pacific Power Corp (“SPPC”).

The Company, as the parent of SPPC, is now a holding company of an operating subsidiary. The fiscal year end of SPPC is December 31. Therefore, in order to more closely align its operations and internal controls with that of its wholly owned subsidiary, the Board of Directors approved the change in the Company’s fiscal year end.

Following such change, the date of the Company’s next fiscal year end is December 31, 2016. Consequently, the Company will file a quarterly report on Form 10-Q for the three-month period ended September 30, 2017 to cover such transition period.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
16.1	Letter from KLJ & Associates, LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOlifestyle, Inc.
(Registrant)

Date:	September 15, 2017
		By:	/s/ Nicholas Campanella
		Name:	Nicholas Campanella
		Title:	Director